As filed with the Securities and Exchange Commission on January 10, 2000
                                                      Registration No. 333-79831
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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               ------------------

                                AMENDMENT NO. 4
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                               PIPELINE DATA INC.
                 (Name of small business issuer in its charter)
                               ------------------

           Delaware                            7310                    13-3953764
(State or other jurisdiction of    (Primary Standard Industrial       (IRS Employer
incorporation or organization)      Classification Code Number)    Identification No.)

        Address; 250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530;
                                (914) 725-7028
         (Address and telephone number of principal executive offices, principal place of business, and name, address and telephone number of agent for service of process)

                    ----------------------------------------
                    Jack Rubinstein, Chief Executive Officer
                    ----------------------------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------
                                 With copies to:

                            Adam S. Gottbetter, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                           630 Third Avenue, 5th Floor
                             New York, NY 10017-6705
                                 (212) 983-0532
                               ------------------

                         Calculation of Registration Fee

====================================================================================================================================
                                                                 Amount     Proposed Maximum    Proposed Maximum         Amount of
                                                                  to be      Offering Price        Aggregate          Registration
Title of each Class of Securities Being Registered             Registered    Per Security(1)    Offering Price(1)          Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock.................................................   3,275,000         $0.50(1)        $1,637,500         $  456.00(1)
----------------------------------------------------------------------------------------------------------------------------------
Class A Redeemable Warrants..................................   1,000,000         $0.10           $  125,000         $   27.80
----------------------------------------------------------------------------------------------------------------------------------
Class B Redeemable Warrant...................................   1,000,000         $0.10           $  125,000         $   27.80
----------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Class A Warrants(2)..................   1,000,000         $3.00           $3,000,000         $  834.00
----------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Class B warrants(2)..................   1,000,000         $5.00           $5,000,000         $1,390.00
----------------------------------------------------------------------------------------------------------------------------------
TOTAL........................................................   7,275,000                         $9,887,500         $2,735.60
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee and includes shares being sold by selling stockholders.

(2) Includes 2,275,000 shares being registered for resale by the selling stockholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the class A redeemable warrants and class B redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Item 27.   Exhibits.


Exhibit No.            Description

      3.1*       Certificate of Incorporation

      3.2*       Amended and Restated Certificate of Incorporation of Registrant

      3.3*       By-laws of Registrant

      3.4*       Form of Class A Redeemable Warrant

      3.5*       Form of Class B Redeemable Warrant

      3.6*        Form of Class A Warrant Agreement

      3.7*        Form of Class B Warrant Agreement

      3.8*        Form of Lock-up Agreement

      5** Opinion on Legality of Kaplan Gottbetter & Levenson, LLP, counsel to registrant

      10.1*       Web site development and servicing agreement

      10.2*       Consulting Agreement among Pipeline Data, Inc.
                  Unifund America, Inc. and Unifund Financial Group, Inc.

      10.3       Agreement with Rainbow Media

      23.1** Consent of Kaplan Gottbetter & Levenson, LLP, counsel to registrant, see exhibit 5

      23.2*      Consent of Thomas P. Monahan, independent public accountant

      27*        Financial Data Schedule


*  Previously filed.
** To be filed by amendment.

                                   Signatures


         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment number four to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Hartsdale, state of New York, on January 10, 2000.



                                       Pipeline Data Inc.
                                       (Registrant)


                                       By  /s/ Jack Rubinstein
                                           -------------------
                                          Jack Rubinstein
                                          Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.



    /s/ R. Scott Barter                 Director           January 10, 2000
    -------------------                 --------           -----------------
    R. Scott Barter                     (Title)                  (Date)
    (Signature)

    /s/ Douglas Harrison-Mills          Director            January 10, 2000
    --------------------------          --------            -----------------
    Douglas Harrison-Mills             (Title)                  (Date)
     (Signature)